UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Third Avenue
Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TMO	New York Stock Exchange
1.450% Notes due 2027	TMO 27	New York Stock Exchange
1.750% Notes due 2027	TMO 27B	New York Stock Exchange
Floating Rate Notes due 2027	TMO 27D	New York Stock Exchange
0.500% Notes due 2028	TMO 28A	New York Stock Exchange
1.375% Notes due 2028	TMO 28	New York Stock Exchange
1.950% Notes due 2029	TMO 29	New York Stock Exchange
0.875% Notes due 2031	TMO 31	New York Stock Exchange
2.375% Notes due 2032	TMO 32	New York Stock Exchange
3.650% Notes due 2034	TMO 34	New York Stock Exchange
3.628% Notes due 2035	TMO 35A	New York Stock Exchange
2.875% Notes due 2037	TMO 37	New York Stock Exchange
1.500% Notes due 2039	TMO 39	New York Stock Exchange
1.875% Notes due 2049	TMO 49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2026, Thermo Fisher Scientific Inc. (the “Company”) issued $1,000,000,000 aggregate principal amount of 4.215% Senior Notes due 2031 (the “2031 Notes”), $750,000,000 aggregate principal amount of 4.550% Senior Notes due 2033 (the “2033 Notes”), $1,300,000,000 aggregate principal amount of 4.902% Senior Notes due 2036 (the “2036 Notes”) and $750,000,000 aggregate principal amount of 5.546% Senior Notes due 2046 (the “2046 Notes” and, collectively with the 2031 Notes, the 2033 Notes and the 2036 Notes, the “Notes”) in a public offering (the “Offering”) pursuant to a registration statement on Form S-3ASR (File No. 333-285159) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission.

The Notes were issued under an indenture, dated as of November 20, 2009 (the “Base Indenture”) and the Thirtieth Supplemental Indenture, dated as of February 12, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

The 2031 Notes will mature on February 12, 2031, the 2033 Notes will mature on June 15, 2033, the 2036 Notes will mature on February 12, 2036 and the 2046 Notes will mature on February 12, 2046. Interest on the 2031 Notes, the 2036 Notes and the 2046 Notes will be paid semi-annually in arrears on February 12 and August 12 of each year, beginning on August 12, 2026. Interest on the 2033 Notes will be paid semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2026.

Prior to January 12, 2031, in the case of the 2031 Notes, April 15, 2033, in the case of the 2033 Notes, November 12, 2035, in the case of the 2036 Notes and August 12, 2045, in the case of the 2046 Notes (each, a “Par Call Date”), the Company may redeem each series of the Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes of such series being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption and assuming that such Notes to be redeemed matured on their applicable Par Call Date), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the Indenture) plus 10 basis points, in the case of the 2031 Notes, 10 basis points, in the case of the 2033 Notes, 15 basis points, in the case of the 2036 Notes and 15 basis points, in the case of the 2046 Notes, plus, in each case, accrued and unpaid interest on the Notes of such series being redeemed, if any, to, but excluding, the date of redemption.

In addition, on and after the applicable Par Call Date, the Company may redeem some or all of each series of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., and Fitch Ratings, Limited, the Company will, in certain circumstances, be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of the Company. The Notes rank equally in right of payment with the existing and any future unsecured and unsubordinated indebtedness of the Company and rank senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes. The Notes are also effectively subordinated in right of payment to all future secured indebtedness of the Company to the extent of the assets securing such indebtedness, and are structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments (including trade payables and lease obligations) of its subsidiaries.

The Indenture contains limited affirmative and negative covenants. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on Principal Properties (as defined in the Indenture) or on shares of capital stock of any of our direct or indirect subsidiaries that owns a Principal Property and engage in sale and lease-back transactions with respect to any Principal Property. The Indenture also limits the ability of the Company to merge or consolidate or sell all or substantially all of its assets.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated February 12, 2026, regarding the Notes. A copy of this opinion is filed as Exhibit 5.1 hereto.

The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are filed with this report as Exhibits 4.1 and 4.2 hereto, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 8.01	Other Events.

The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, which the Company entered into on February 9, 2026 (the “Underwriting Agreement”), with Deutsche Bank Securities Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement.

The Company expects that the net proceeds from the sale of the Notes will be approximately $3.76 billion, after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the Offering to pay a portion of the cash consideration payable for the previously announced acquisition of Clario Holdings, Inc. (the “Clario Acquisition”). The Clario Acquisition is subject to the satisfaction of customary closing conditions, including the receipt of applicable regulatory approvals. Pending completion of the Clario Acquisition, the Company may also determine to use a portion of the net proceeds of the Offering for general corporate purposes, which may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures or the repurchase of its outstanding equity securities or the Company may temporarily invest the net proceeds in short-term, liquid investments until they are used for their ultimate purpose.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed with this report as Exhibit 1.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about timing and completion of the Offering, the Company’s intended use of proceeds therefrom, and the pending Clario Acquisition. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including risks and uncertainties relating to capital markets conditions and completion of the Offering and the Clario Acquisition. Additional important factors and information regarding the Company’s business that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the “Risk Factors” section of the prospectus dated February 24, 2025 and the preliminary prospectus supplement dated February 9, 2026 related to the Offering and in Part 1, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the other documents incorporated by reference into the prospectus and prospectus supplement, which are on file with the SEC and available in the “Investors” section of the Company’s website under the heading “SEC Filings.” These forward-looking statements are based on the Company’s current expectations and speak only as of the date of this communication. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future developments, or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated February 9, 2026, by and among the Company, as issuer, and Deutsche Bank Securities Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC and the several other underwriters named in Schedule A thereto.

4.1
Indenture, dated as of November 20, 2009, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed November 20, 2009 File No. 1-8002 and incorporated in this document by reference).

4.2	Thirtieth Supplemental Indenture, dated as of February 12, 2026, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date:	February 12, 2026	By:	/s/ Thomas B. Shropshire
Thomas B. Shropshire
Senior Vice President and General Counsel